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                EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                           RYKA INC. AND SUBSIDIARY
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

                                                                                                       THREE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                                   1997                1996
                                                                                          -----------------------------------

PRIMARY:

    Weighted average number of shares outstanding                                            56,635,326           46,615,326

    Net effect of dilutive stock options and warrants (based on
    the Treasury Stock Method using average market price)                                         -                    -
                                                                                          ----------------------------------

                  Total                                                                      56,635,326           46,615,326
                                                                                          ==================================

    Net loss                                                                            ($      243,432)          ($ 230,109)
                                                                                          ==================================

    Net loss per share                                                                   ($    -      )        ($        .01)
                                                                                           ==================================




FULLY DILUTED:

    Weighted average number of shares outstanding                                                   N/A                  N/A

    Net effect of dilutive stock options and warrants (based on the Treasury
    Stock Method using the quarter-end
    market price, if greater than the average market price)                                           -                    -
                                                                                          -----------------------------------

                  Total                                                                             N/A                  N/A
                                                                                           ==================================

    Net loss                                                                                        N/A                  N/A
                                                                                           ==================================

    Net loss per share                                                                              N/A                  N/A
                                                                                           ==================================
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